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                                                             May 23, 1995


Insituform Mid-America, Inc.
P.O. Box 1026
17988 Edison Avenue
Chesterfield, Missouri 63005

Dear Sirs:

      This letter shall memorialize the agreement between Insituform Technologies, Inc., for itself and on behalf of Insituform Acquisition Corp., Insituform North America Corp., NuPipe, Inc. and Insituform California, Inc. (collectively "ITI"), and Insituform Mid-America, Inc., for itself and on behalf of IMA Merger Sub, Inc. (formerly, Enviroq Corporation), Insituform Southeast, Inc., NuPipe Southeast, Inc. and E-Midsouth, Inc. (collectively "IMA") with respect to the manner in which the parties will proceed with the litigation currently pending in the United States District Court for the Western District of Tennessee, Western Division, entitled Insituform North America Corp., and NuPipe,
                           -------------------------------------------
Inc., Plaintiffs vs. Insituform Southeast, Inc., NuPipe Southeast, Inc.,
- ------------------------------------------------------------------------
Enviroq Corporation and Insituform Mid-America, Inc., Defendants,
- ----------------------------------------------------------------
Docket No. 95-2329 (the "Litigation").


      IMA and ITI have concurrently herewith entered into an Agreement and Plan of Merger dated this date (the "Merger Agreement"), Section 13.3 of which provides that ITI and IMA will extend the Cooperation Agreement (the "Cooperation Agreement") as defined in the Merger Agreement through the Effective Time (as defined in the Merger Agreement) or such earlier date as shall occur upon the termination of the Merger Agreement (which, under the provisions of Section 12.1 of the Merger Agreement may be effectuated by a party if closing has not occurred on or prior to January 31, 1996).

      To effectuate the purposes of the Cooperation Agreement in the context of the Merger Agreement, we have agreed to the following:

      1. The parties in the Litigation shall submit a joint motion to the Court seeking to stay all proceedings in the Litigation until January 31, 1996 or the earlier termination of the Merger Agreement.

      2. If the Court declines to grant the requested relief, the following procedure shall be the exclusive procedure utilized with respect to the subject matter of the Litigation or the Consent (as defined in the Cooperation Agreement):

          (a) The parties in the Litigation shall sign a Stipulation of Dismissal dismissing the Litigation without prejudice;


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          (b)  In the event (i) the Effective Time does not occur on or before January 31, 1996, or (ii) the Merger Agreement is terminated prior to that time, plaintiffs may recommence the Litigation by filing a complaint (substantially in the form heretofore filed by plaintiffs) in the United States District Court for the Western District of Tennessee within thirty (30) days of January 31, 1996 or such earlier date as the Merger Agreement is terminated;

          (c) In the event plaintiffs do not commence proceedings contemplated by the preceding paragraph (b) defendants in the Litigation may demand that plaintiffs reinstitute litigation in the United States District Court for the Western District of Tennessee by filing a complaint (substantially in the form heretofore filed by plaintiffs) which complaint shall be filed by plaintiffs in the United States District Court for the Western District of Tennessee within thirty (30) days of receipt of such demand (provided, however, that such demand by defendants shall not be deemed to be a waiver of any defenses to jurisdiction or venue defendants otherwise could assert in the Litigation);

          (d) If plaintiffs do not commerce proceedings within the time specified in the preceding paragraph (c), defendants may file a lawsuit in the United States District Court for the Western District of Tennessee or another state or federal court in Tennessee or any other state raising claims otherwise involved in the Litigation; and

          (e) In the event litigation is commenced or recommenced in the United States District Court for the Western District of Tennessee or another jurisdiction, no party shall assert any defense relating to any statute of limitations, laches or any other passage of time as a result of the dismissal of the Litigation and reinstitution of proceedings.

      Subject to the foregoing, the Cooperation Agreement shall extend in full force and effect.

      Please confirm your consent to the foregoing by signing the copy of this letter in the space provided.

                                     Very truly yours,

                                     INSITUFORM TECHNOLOGIES, INC.


                                     By: /s/ J.P. Richard
                                        -------------------------
                                         J.P. Richard, President
AGREED TO:
INSITUFORM MID-AMERICA, INC.


By: /s/ Jerome Kalishman
   ---------------------------
   Jerome Kalishman,
   Chief Executive Officer and
   Chairman of the Board